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                                                                                                                        EXHIBIT 99.2

                                                  MERISTAR HOSPITALITY CORPORATION
                                    PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                                  SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 9, 2001
                                           AT THE HILTON CRYSTAL CITY AT NATIONAL AIRPORT,
                                                   2399 JEFFERSON DAVIS HIGHWAY,
                                                     ARLINGTON, VIRGINIA 22202
                                                      LOCAL TIME AT 10:00 A.M.


     The undersigned stockholder of MeriStar Hospitality Corporation, a Maryland corporation ("MeriStar"), hereby appoints Paul W.
Whetsell and Christopher L. Bennett, and each of them, with full power of substitution, as proxies to attend the special meeting of stockholders of MeriStar to be held October 9, 2001, and at any adjournment or postponement of the special meeting, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the special meeting and otherwise to represent the undersigned at the special meeting, with all powers the undersigned would possess if personally present.


     The Board of Directors recommends that you vote FOR the following proposals:

1.   To approve and adopt the agreement and plan of merger dated as of May 9, 2001, as amended, among MeriStar, MeriStar Hospitality
     Operating Partnership, L.P., FelCor Lodging Trust Incorporated and FelCor Lodging Limited Partnership and the merger of
     MeriStar with and into FelCor. Upon completion of the merger, FelCor will be the surviving corporation.

                           [ ] FOR                         [ ] AGAINST                         [ ] ABSTAIN

2.   To transact any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting in the discretion of the proxy holders.

                                     THE BOARD OF DIRECTORS OF MERISTAR HOSPITALITY CORPORATION
                                                RECOMMENDS A VOTE FOR THE PROPOSALS.

     The votes entitled to be cast by the undersigned will be cast as instructed above. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast FOR approval of proposal one and at the discretion of the proxy holders as to any other matter that may properly come before the special meeting or any adjournment or postponement of the special meeting.

     The undersigned hereby acknowledges notification of the special meeting and receipt of the proxy statement relating to the special meeting.
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[ ] CHECK HERE ONLY IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

                                                                           Dated:                                             , 2001
                                                                                  --------------------------------------------
                                                                           Please sign exactly as name appears at left. When shares
                                                                           are held by joint tenants, both should sign. When signing
                                                                           as attorney, as executor, administrator, trustee or
                                                                           guardian, please indicate the capacity in which you are
                                                                           signing. If a corporation, please sign in full corporate
                                                                           name by President or other authorized officer. If a
                                                                           partnership, please sign in partnership name by
                                                                           authorized person.


                                                                           ---------------------------------------------------------
                                                                           Signature


                                                                           ---------------------------------------------------------
                                                                           Title

                                                                           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND
                                                                           MATTERS SET FORTH HEREIN WERE PROPOSED BY MERISTAR. IF NO
                                                                           SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE
                                                                           PROPOSALS.
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